Exhibit 4.4

MGM RESORTS INTERNATIONAL

and

THE GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 19, 2012

to

Indenture, dated as of May 19, 2009

relating to

10.375% Senior Secured Notes due 2014 and

11.125% Senior Secured Notes due 2017

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”) is dated as of December 19, 2012, by and among MGM Resorts International, a Delaware corporation (the “Company”), the Guarantors named on the signature pages hereto and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

A.                                    The Company, the Guarantors and the Trustee have executed and delivered an Indenture dated as of May 19, 2009 (as supplemented by the First Supplemental Indenture, dated as of April 19, 2012, among the Company, the Guarantors and the Trustee, the “Indenture”), providing for the issuance of the Company’s 10.375% Senior Secured Notes due 2014 and 11.125% Senior Secured Notes due 2017 (collectively, the “Notes”).

B.                                    The Company has been soliciting consents to the Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated December 6, 2012 (the “Statement”) and the related consent and letter of transmittal that applies to the Notes.

C.                                    Pursuant to and in accordance with Section 9.01 of the Indenture, the Company has obtained, on or prior to the date hereof, the consent of a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or its affiliates) voting as one class to the amendments to the Indenture set forth in this Second Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

Section 1.1                                   Deletion of Definitions and Related References.

Article I of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references in the Indenture are eliminated as a result of the amendments set forth in Article II of this Second Supplemental Indenture.

ARTICLE II

Section 2.1                                   Amendments to Articles IV, V and VI.

Subject to Section 3.5 hereof, the Indenture is hereby amended by deleting the following provisions of the Indenture and all references thereto in their entirety and inserting in lieu thereof the phrase “Intentionally Omitted”:

•                  Section 4.02 Reports

•                  Section 4.03 Officer’s Certificate as to Compliance

•                  Section 4.04 Maintenance of Office or Agency

•                  Section 4.05 Money for Notes; Payments to be Held in Trust

•                  Section 4.06 Corporate Existence

•                  Section 4.07 Subsidiary Guarantee

•                  Section 4.08 Further Assurances and Gaming Approval

•                  Section 4.09 Change of Control

•                  Section 4.10 Non-Collateral Asset Sales

•                  Section 4.11 Collateral Asset Sales

•                  Section 4.12 Event of Loss

•                  Section 4.13 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

•                  Section 4.14 Limitation on Liens

•                  Section 4.15 Limitation on Sale and Leaseback Transactions

•                  Section 4.16 Limitation on Restricted Payments

•                  Section 4.17 Limitation on Layered Indebtedness

•                  Section 4.18 Transactions with Affiliates

•                  Section 4.19 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

•                  Section 4.20 Designation of Restricted and Unrestricted Subsidiaries

•                  Section 4.21 Insurance

•                  Section 4.22 Payments for Consent

•                  Section 4.23 Suspension of Covenants

•                  Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets (clauses (a), (b), (c), (e) and (f))

•                  Section 5.02 Merger, Consolidation or Sale of All or Substantially All Assets of Subsidiary Guarantors

•                  Section 6.01 Events of Default (clauses (c), (d), (e) and (j))

•                  Section 4.24 Post-closing Matters

Section 2.2                                   Amendments to Notes.

Subject to Section 3.5 hereof, the Notes are hereby amended by deleting the following provisions of the Notes and all references thereto in their entirety and inserting in lieu thereof the phrase “Intentionally Omitted”:

•                  Section 7. Purchase Upon a Change of Control;

•                  Section 8. Non-Collateral Asset Sales

•                  Section 9. Collateral Asset Sales

•                  Section 10. Events of Loss

ARTICLE III

MISCELLANEOUS

Section 3.1                                   Definitions.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

Section 3.2                                   Confirmation of Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all the terms thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Second Supplemental Indenture shall control.

Section 3.3                                   Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture.  The Trustee assumes no responsibility for the correctness of the recitals contained herein, which are deemed to be those of the Company and not of the Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 3.4                                   Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

Section 3.5                                   Effectiveness.

The provisions of this Second Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of Article II of this Second Supplemental Indenture shall become operative only upon the acceptance for purchase by the Company of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or its affiliates) pursuant to the Statement.

Section 3.6                                   Counterpart Originals.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 3.7                                   Severability.

In case any provision in this Second Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.8                                   Effect of Headings.

The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.9                                   Successors.

All agreements of the Company and the Guarantors in this Second Supplemental Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

MGM Resorts International

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Executive Vice President,
General Counsel, and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title	Vice President

SUBSIDIARY GUARANTORS:

1                                         350 LEASING COMPANY I, LLC, a Nevada limited liability company

2.                                      350 LEASING COMPANY II, LLC, a Nevada limited liability company

3.                                      450 LEASING COMPANY I, LLC, a Nevada limited liability company

4.                                      550 LEASING COMPANY I, LLC, a Nevada limited liability company

5.                                      550 LEASING COMPANY II, LLC, a Nevada limited liability company

6.                                      AC HOLDING CORP., a Nevada corporation

7.                                      AC HOLDING CORP. II, a Nevada corporation

8.                                      ARIA RESORT & CASINO, LLC, a Nevada limited liability company

9.                                      BEAU RIVAGE RESORTS, INC., a Mississippi corporation

10.                               BELLAGIO, LLC, a Nevada limited liability company

11.                               BUNGALOW, INC., a Mississippi corporation

12.                               CIRCUS CIRCUS CASINOS, INC., a Nevada corporation

13.                               MGM RESORTS MISSISSIPPI, INC., a Mississippi corporation

14.                               CITYCENTER FACILITIES MANAGEMENT, LLC, a Nevada limited liability company

15.                               CITYCENTER REALTY CORPORATION, a Nevada corporation

16.                               DESTRON, INC., a Nevada corporation

17.                               DIAMOND GOLD, INC., a Nevada corporation

18.                               GALLEON, INC., a Nevada corporation

19.                               GOLD STRIKE FUEL COMPANY, LLC, a Nevada limited liability company

20.                               GOLD STRIKE L.V., a Nevada partnership

By:  Diamond Gold Inc., a Nevada corporation, Partner

By:  M.S.E. Investments, Incorporated, a Nevada corporation, Partner

21.                               GRAND LAUNDRY, INC., a Nevada corporation

22.                               IKM MGM MANAGEMENT, LLC, a Nevada limited liability company

23.                               IKM MGM, LLC, a Nevada limited liability company

24.                               JEAN DEVELOPMENT COMPANY, LLC, a Nevada limited liability company

25.                               JEAN DEVELOPMENT NORTH, LLC, a Nevada limited liability company

26.                               JEAN DEVELOPMENT WEST, LLC, a Nevada limited liability company

27.                               JEAN FUEL COMPANY WEST, LLC, a Nevada limited liability company

28.                               LV CONCRETE CORP., a Nevada corporation

29.                               M.I.R. TRAVEL, a Nevada corporation

30.                               M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation

31.                               MAC, CORP., a New Jersey corporation

32.                               MANDALAY CORP., a Nevada corporation

33.                               MANDALAY EMPLOYMENT, LLC, a Nevada limited liability company

34.                               MANDALAY MARKETING AND EVENTS, a Nevada corporation

35.                               MANDALAY PLACE, a Nevada corporation

36.                               MANDALAY RESORT GROUP, a Nevada corporation

37.                               METROPOLITAN MARKETING, LLC, a Nevada limited liability company

38.                               MGM SPRINGFIELD, LLC, a Massachusetts limited liability company

39.                               MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation

40.                               MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company

41.                               MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company

42.                               MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company

43.                              MGM GRAND CONDOMINIUMS EAST-TOWER I, LLC, a Nevada limited liability company

44.                               MGM GRAND DETROIT, INC., a Delaware corporation

45.                               MGM GRAND HOTEL, LLC, a Nevada limited liability company

46.                               MGM RESORTS ADVERTISING, INC., a Nevada corporation

47.                               MGM RESORTS AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company

48.                               MGM RESORTS INTERNATIONAL DESIGN, a Nevada corporation

49.                               MGM RESORTS ENTERTAINMENT AND SPORTS, a Nevada corporation

50.                               MGM HOSPITALITY, LLC, a Nevada limited liability company

51.                               MGM INTERNATIONAL, LLC, a Nevada limited liability company

52.                               MGM RESORTS INTERNATIONAL MARKETING, INC., a Nevada corporation

53.                               MGM RESORTS LAND HOLDINGS, LLC, a Nevada limited liability company

54.                               MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company

55.                               MGM RESORTS MANUFACTURING CORP., a Nevada corporation

56.                               MGM RESORTS ONLINE, LLC, a Nevada limited liability company

57.                               MGM RESORTS INTERNATIONAL OPERATIONS, INC., a Nevada corporation

58.                               MGM RESORTS RETAIL, a Nevada corporation

59.                               MH, INC., a Nevada corporation

60.                               MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation

61.                               MIRAGE LEASING CORP., a Nevada corporation

62.                               MIRAGE RESORTS, INCORPORATED, a Nevada corporation

63.                               MMNY LAND COMPANY, INC., a New York corporation

64.                               MRGS, LLC, a Nevada limited liability company

65.                               NEVADA LANDING PARTNERSHIP, an Illinois partnership

By:  Diamond Gold Inc., a Nevada corporation, Partner

By:  M.S.E. Investments, Incorporated, a Nevada corporation, Partner

66.                               NEW CASTLE CORP., a Nevada corporation

67.                               NEW PRMA LAS VEGAS, INC., a Nevada corporation

68.                               NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company

69.                               NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company

70.                               OE PUB, LLC, a Nevada limited liability company

71.                               PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation

72.                               PRMA, LLC, a Nevada limited liability company

73.                               PROJECT CC, LLC, a Nevada limited liability company

74.                               RAILROAD PASS INVESTMENT GROUP LLC, a Nevada limited liability company

75.                               RAMPARTS, INC., a Nevada corporation

76.                               SIGNATURE TOWER I, LLC, a Nevada limited liability company

77.                               SIGNATURE TOWER 2, LLC, a Nevada limited liability company

78.                               SIGNATURE TOWER 3, LLC, a Nevada limited liability company

79.                               THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC, a Nevada limited liability company

80.                               THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company

81.                               THE MIRAGE CASINO-HOTEL, a Nevada corporation

82.                               TOWER B, LLC, a Nevada limited liability company

83.                               TOWER C, LLC, a Nevada limited liability company

84.                               VDARA CONDO HOTEL, LLC, a Nevada limited liability company

85.                               VENDIDO, LLC, a Nevada limited liability company

86.                               VICTORIA PARTNERS, a Nevada partnership

By:  MRGS LLC, a Nevada limited liability company, Partner

By:  Gold Strike L.V., a Nevada partnership, Partner

87.                               VIDIAD, a Nevada corporation

88.                               VINTAGE LAND HOLDINGS, LLC, a Nevada limited liability company

89.                              VINTAGE LAND HOLDINGS II, LLC, a Nevada limited liability company

90.                               MGM RESORTS AVIATION CORP., a Nevada corporation

91.                               MGM RESORTS CORPORATE SERVICES, a Nevada corporation

92.                               MGM RESORTS DEVELOPMENT LLC, a Nevada limited liability company

93.                               MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC, a Nevada limited liability company

94.                               MGM RESORTS MACAO, LLC, a Nevada limited liability company

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Secretary or Attorney-in-Fact,
as applicable, of each of the foregoing